Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, William Lieberman, the Chief Executive Officer and Chief Financial Officer of Fox Petroleum Inc., hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-K of Fox Petroleum Inc. for fiscal year ended February 28, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Fox Petroleum Inc.

Date: June 14, 2010

/s/ "William Lieberman"
William Lieberman President, Chief Executive Officer

/s/ "William Lieberman"
William Lieberman Chief Financial Officer, Principal Accounting Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Fox Petroleum Inc. and will be retained by Fox Petroleum Inc. and furnished to the Securities and Exchange Commission or its staff upon request.